UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 2, 2026

TETRA Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-13455	74-2148293
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Energy Drive
Spring, Texas 77389
(Address of Principal Executive Offices, and Zip Code)

(281) 367-1983
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TTI	New York Stock Exchange
Preferred Share Purchase Right	NA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01. Entry into a Material Definitive Agreement.

First Amendment to Term Loan Credit Agreement

On October 2, 2026, TETRA Technologies, Inc. (the “Company”) entered into the First Amendment to Credit Agreement (the “First Amendment”), by and among the Company, as borrower, the other loan parties party thereto, the lenders party thereto (the “Lenders”) and Silver Point Finance, LLC, as administrative agent (in such capacity, the “Administrative Agent”), which amends the Credit Agreement, dated as of January 12, 2024 (the “Term Loan Credit Agreement”) by and among the Company, the other loan parties party thereto, the Lenders and the Administrative Agent. The First Amendment amends the Term Loan Credit Agreement to, among other things, (i) reduce the interest rate applicable to the loans thereunder from SOFR + 5.75% per annum to SOFR + 5.00% per annum, (ii) extend the maturity date of the Term Loan Credit Agreement from January 12, 2030 to December 31, 2030, (iii) eliminate amortization payments under the Term Loan Credit Agreement until June 30, 2028 (at which point quarterly amortization payments commence in an amount equal to 0.625% of the original principal balance of the loan, rising to 1.25% per quarter, commencing June 30, 2029), (iv) modify certain covenant baskets set forth therein, (v) require TETRA Bromine Project LLC to become a guarantor under the Term Loan Credit Agreement and (vi) make certain other modifications to the Term Loan Credit Agreement as more fully set forth in the First Amendment.

The First Amendment contains other customary terms and conditions. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the First Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1+	First Amendment to Credit Agreement, dated October 2, 2026, by and among the Company, the other loan parties party thereto, the Lenders and the Administrative Agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+ Certain exhibits and schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission or its staff upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

By:	/s/ Brady M. Murphy
Brady M. Murphy
President and
Chief Executive Officer

Date:	October 8, 2026